Exhibit 10.49

STATEMENT OF WORK
MFY-004

This Statement of Work ("SOW"), by and between Touchpoint Metrics, Inc. ("the Company") and mfifty ("Client") effective as of the later date signed below ("Effective Date"), is entered under and pursuant to the Services Agreement between the Company and Consultant ("Agreement") dated March 2, 2012, and is subject to all the terms and conditions of that Agreement.

Project Name:  Petro Portfolio Subscriber List Lease

Project Description:  The Company's media property, Petro Portfolio, is comprised in part of a database of opt-in email subscribers.  The Company will lease the email subscriber data ("Data List") to Client for use in marketing activities, or the marketing activities of Client's customers.

Billable Rates:  The Data List will be billed as follows:

Usage Fee	At cost + 20%, as incurred
Annual List Lease	$1,950

Bounce Back Rates:  The Company provides no guarantee with respect to bounce back rates on any emails sent to subscribers contained in the Data List.

Data List Accuracy:  The Company provides no guarantee with respect to the accuracy of any record in the Data List.

Payment Schedule:  All invoices are due net 30 days.

Out-of-Pocket Expenses:  Our fees do not include out-of-pocket expenses. Out-of-pocket expenses include, but are not limited to color outputs, copies, deliveries, phone, etc.  All out of pocket expenses are billed at cost.

Approvals:
The current authorized approval source for Client is Michael Hinshaw.

For the Company LYNN DAVISON	Accepted for Client MICHAEL HINSHAW
Signature Lynn Davison, Chief Operating Officer January 1, 2014	Signature Michael Hinshaw January 1, 2014
Date